VYSTAR CORPORATION 8-K

Exhibit 10.4

MASTER SECURITY AGREEMENT

by and among

Murida Furniture Co. Inc.
Vystar Corporation, and
The Other Grantors Party Hereto

(individually and collectively, and jointly and severally, as “Grantor”)

in favor and for the benefit of

Fidelity Co-operative Bank
(as “Lender”)

Dated as of: July 18, 2019

TABLE OF CONTENTS

1.	DEFINITIONS		2
2.	GRANT OF SECURITY INTEREST AND LIEN; COLLATERAL		6
	2.1	Grant	6
	2.2	Description of the Collateral	6
3.	CROSS COLLATERALIZATION		8
4.	AUTHORIZATION AND RATIFICATION		8
	4.1	Authorization to File	8
	4.2	Ratification by Grantor	9
5.	ACTIONS BY GRANTOR AS TO COLLATERAL		9
	5.1	Promissory Notes and Tangible Chattel Paper	9
	5.2	Deposit Accounts	9
	5.3	Investment Property and Equity Interests	9
	5.4	Landlord Access Agreements; Bailee Letters	10
	5.5	Electronic Chattel Paper and Transferable Records	10
	5.6	Letter-of-Credit Rights	10
	5.7	Commercial Tort Claims	11
	5.8	Motor Vehicles	11
	5.9	Other Actions as to any and All Collateral	11
6.	INTELLECTUAL PROPERTY COLLATERAL		11
	6.1	Intellectual Property License	11
	6.2	Dealing With Intellectual Property	12
	6.3	Additional Intellectual Property	13
	6.4	Intellectual Property Litigation	13
7.	PERFECTION CERTIFICATE		13
8.	CERTAIN REPRESENTATIONS AND WARRANTIES		14
	8.1	Incorporation of Representation and Warranties	14
	8.2	Representations and Warranties Regarding the Collateral	14
9.	CERTAIN COVENANTS		15
	9.1	Incorporation of Covenants	15
	9.2	Joinder of Additional Grantors	15
	9.3	Covenants Concerning the Collateral and Grantor	16
10.	GRANTOR’S USE OF COLLATERAL		17
11.	INSURANCE		17
	11.1	Maintenance of Insurance	17

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	11.2	Insurance Proceeds	18
	11.3	Continuation of Insurance	18
12.	COLLATERAL PRESERVATION		19
	12.1	Preservation Costs And Expenses	19
	12.2	Lender’s Obligations and Duties Regarding Preservation	19
13.	NOTICE TO PERSONS OBLIGATED ON COLLATERAL		19
14.	DEFAULT		20
15.	RIGHTS AND REMEDIES		20
	15.1	Rights And Remedies Generally	20
	15.2	Power of Attorney	20
		15.2.1 Appointment and Powers of Lender	20
		15.2.2 Ratification of actions done or taken	21
		15.2.3 No Duty Upon Lender	21
	15.3	Lender’s Sale of Collateral	21
	15.4	Proceeds of collection or sale; expenses	21
	15.5	Set-off	22
	15.6	Intellectual property	22
	15.7	Rights and remedies cumulative	22
	15.8	Enforcement; non-waiver; all waivers in writing	23
	15.9	Commercially reasonable action	23
	15.10	Non-exhaustive actions	24
16.	CERTAIN WAIVERS; RELIANCE; CONFIRMATIONS		24
	16.1	Obligations absolute	24
	16.2	Marshaling	25
	16.3	Waiver of hearing prior to enforcement	25
		16.3.1 Waiver of automatic Stay	25
		16.3.2 Waiver of certain damages	25
	16.4	Reliance	26
		16.4.1 No Reliance on Lender	26
		16.4.2 Reliance by Lender	26
	16.5	Confirmation of document receipt	26
17.	RELATION TO OTHER DOCUMENTS		26
18.	MISCELLANEOUS		27
	18.1	Multiple grantors	27
	18.2	Duration; termination and release	27
	18.3	Recitals; incorporation	28
	18.4	Indemnification	28

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18.5	Costs and expenses	28
18.6	Survival	28
18.7	Construction and interpretation	28
18.8	Severability	28
18.9	Binding effect; assignment	28
18.10	Integration; amendment	29
18.11	Counterparts; reproductions; electronic signatures	29
18.12	Governing law	29
18.13	Jury trial waiver	29
18.14	Independent counsel	30
18.15	Relationship of the parties	30
18.16	Notices	30

LISTING OF EXHIBITS:

Exhibit A:      Perfection Certificates of Rotmans and Vystar

Exhibit B:      Intellectual Property Security Agreement

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MASTER SECURITY AGREEMENT

This MASTER SECURITY AGREEMENT, dated as of July 18, 2019 (the “Effective Date”), is made by and among (i) MURIDA FURNITURE CO., INC. (d/b/a “Rotmans”), a Massachusetts corporation having a principal place of business at 725 Southbridge Street, Worcester, Massachusetts 01610 (in its capacity as a debtor, grantor, pledgor and assignor hereunder; collectively with its successors and/or permitted assigns, “Rotmans”), (ii) Vystar Corporation (a/k/a “Vystar Corp.”), a Georgia corporation having a principal place of business at 101 Aylesbury Road, Worcester, Massachusetts 01609 (in its capacity as a debtor, grantor, pledgor and assignor hereunder; collectively with its successors and/or permitted assigns, “Vystar”; Vystar and Rotmans are herein referred to, individually and/or collectively as the context may require, and jointly and severally, as “Borrower”), and (iii) each other now or hereafter existing guarantor from time to time party hereto by execution of any one or more counterpart signature pages and/or joinders hereto (in their respective capacities as a debtor, grantor, pledgor and assignor hereunder, and together with their respective successors and/or permitted assigns, herein referred to, individually and/or collectively as the context may require, and jointly and severally, as “Guarantor”; Guarantor and Borrower are herein referred to, individually and/or collectively as the context may require, and jointly and severally, as “Grantor”), in favor and for the benefit of

Fidelity Co-operative Bank (d/b/a “Fidelity Bank”),

a Massachusetts-chartered co-operative bank having a principal place of business located at 675 Main Street, Fitchburg, Massachusetts 01420 (in its capacity as a secured party, grantee, pledgee and assignee hereunder; collectively with its successors and/or assigns, “Lender”.

R E C I T A L S :

A.       This Agreement (hereinafter defined) is entered into, executed and delivered in connection with a certain Master Credit Agreement dated as of the Effective Date by and between Lender and Borrower (as amended, restated, supplemented, addended or otherwise modified from time to time, the “Loan Agreement”), pursuant and subject to the terms and conditions of which Lender has agreed to make and extend to Borrower, and Borrower has agreed to accept from Lender: (i) a certain revolving demand line of credit facility in the original Face Amount of Three Million and 00/100 Dollars ($3,000,000.00) (as such Face Amount may be reduced or otherwise modified from time to time, including, without limitation pursuant to Section 8.11 of the Note the “Loan”); and (ii) certain other banking, credit and/or financial accommodations time to time, as may be now or hereafter more particularly set forth in the Loan Agreement and/or the other Loan Documents (the immediately preceding subclauses (i) – (ii) are, both individually and collectively, sometimes hereinafter referred to as the “Credit Accommodations”).

B.       The Loan is evidenced by the Note and the Indefeasible Satisfaction of all Obligations is secured by, inter alios, the Liens of this Agreement and the other of the Security Instruments.

C.     Guarantor is an Affiliate of Borrower and has made, executed and delivered a Guaranty to Lender, pursuant and subject to the terms and conditions of which Guarantor has unconditionally and jointly and severally guaranteed to Lender the Indefeasible Satisfaction of all Obligations.

D.       Pursuant to the provisions of the Loan Agreement, it is a condition of Lender’s agreement to make and extend (or continue to make and extend) any Credit Accommodations that Grantor: (i) enter into, execute and deliver this Agreement to and with Lender (Grantor and Lender and are sometimes herein referred to, each individually, as a “Party”, and collectively, as the8 “Parties”); and (ii) grant to Lender a First Priority (hereinafter defined) Lien on the Collateral (hereinafter defined) in accordance with the terms and conditions hereof, all for the purposes of securing the Indefeasible Satisfaction of all Obligations.

E.       Grantor will receive substantial direct and indirect benefits from (i) the execution, delivery and performance of the obligations under the Loan Agreement and the other Loan Documents, and/or (ii) Lender’s making and extending (or continuing to make and extend) any Credit Accommodations, and each is, therefore, willing to enter into this Agreement and grant—and, for the avoidance of doubt, each hereby expressly does grant—to Lender a First Priority (hereinafter defined) Lien on all of such Person’s right, title, interest and claims in, to and under the Collateral to secure the Indefeasible Satisfaction of all Obligations.

NOW, THEREFORE, for and in consideration of all of the above recitals (collectively, the “Recitals”) and the covenants, agreements, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

A G R E E M E N T :

1.             DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement (including any such capitalized terms appearing in the Recitals and/or in the preamble that are not otherwise defined herein) shall have the respective meanings and definitions ascribed to them in the Loan Agreement, and such capitalized and defined terms are incorporated into this Agreement, and made a part hereof, by this reference. Except as otherwise defined or indicated by the context herein, all terms which are defined in the UCC (hereinafter defined) shall have their respective meanings as used in Article 9 of the UCC; provided, however that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9 of the UCC. As used in this Agreement, the following terms shall have the respective meanings ascribed to them below in this Article 1:

1.1       “Agreement” means this Master Security Agreement, together with any and all Exhibits, Schedules and other addenda now or from time to time hereafter attached hereto (all of which are expressly incorporated herein, and made a part hereof, by this reference), as amended, restated, supplemented, renewed, ratified, reaffirmed and/or otherwise modified from time to time in accordance with the provisions hereof.

1.2       “Acquisition Documents” means, individually and collectively, any and all (i) “Acquisition Documents” as defined in the Loan Agreement, which such defined term and the meaning ascribed to it in the Loan Agreement are hereby incorporated by this reference into the definition provided by this Section 1.2; and (ii) agreements, instruments, contracts or other documents of any kind or nature (in each case as amended, restated, supplemented or otherwise modified from time to time) pursuant to which Grantor will or proposes to, or, as the case may be or the context may provide) under which Grantor has any one or more rights, options, benefits or interests of any kind to, directly or (through one or more intermediaries) indirectly, (A) purchase or acquire (whether for or payable in cash or any other kind of consideration, including Equity Interests of Grantor; and whether acquired by license or otherwise) any assets Disposed (or to be Disposed) of by any other Person (including, without limitation, any Intellectual Property), (B) enter into or otherwise effectuate any Business Combination with any other Person, and/or (C) enter into or otherwise effectuate any Permitted Acquisition with any other Person; and (iii) schedules, exhibits, annexes and other addenda to—and any and all letters of intent, side letters, memoranda of understanding, plans of merger and other agreements entered into in connection with or affecting any terms of—any documents referenced in the immediately preceding subclauses (i) and (ii).

1.3       “Acquisition Document Rights” means, individually and collectively with respect Grantor, all of Grantor’s rights, title and interest in, to and under the Acquisition Documents, including (i) all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of all or any part of the Acquisition Documents, and (ii) all proceeds, collections, recoveries and rights of subrogation with respect to the foregoing.

1.4       “Borrower” has the meaning given to such terms in the preamble to this Agreement.

1.5       “Claims Act” means the Federal Assignment of Claims Act of 1940, 31 U.S.C. § 3727 et seq., as amended.

1.6       “Collateral” has the meaning given to such term in Section 2.2.

1.7       “Copyrights” means, individually and collectively with respect to Grantor, any and all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished; and including those listed on Grantor’s Perfection Certificate), all tangible embodiments of the foregoing and all copyright registrations and applications made by Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to Grantor, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world, and (v) rights to sue for past, present or future infringements thereof.

1.8       “Corporate Obligor” has the meaning ascribed to such term in the Loan Agreement, and such defined term and its meaning are incorporated herein by this reference.

1.9       “Credit Accommodations” has the meaning given to such term in Paragraph A of the Recitals.

1.10     “Effective Date” has the meaning given to such term in the preamble to this Agreement.

1.11     “ESIGN” has the meaning given to such term in Section 5.5.

1.12     “Event of Default” has the meaning given to such term in Article 14, provided that such term and its use, meaning and interpretation, for purposes of this Agreement and all other of the Loan Documents, is expressly subject to the provisions of Section 8.2 of the Loan Agreement.

1.13     “First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior Lien to which such Collateral is subject (subject only to Liens permitted herein or any other of the Loan Documents (e.g., Permitted Liens), and/or as otherwise expressly permitted in a writing signed by a duly authorized officer of Lender).

1.14      “Grantor” has the meaning given to such term in the preamble to this Agreement, provided that such meaning and term is subject to the provisions of Section 18.1.

1.15      “Guarantor” has the meaning given to such term in the preamble to this Agreement.

1.16      “Intellectual Property Collateral” means, collectively, the Patents, Trademarks (excluding only United States intent-to-use Trademark applications to the extent that and solely during the period in which the grant of a security interest therein would impair, under applicable federal law, the registrability of such applications or the validity or enforceability of registrations issuing from such applications), Copyrights, Trade Secrets, Intellectual Property Licenses and all other industrial, intangible and intellectual property of any type, including mask works and industrial designs.

1.17      “Intellectual Property Licenses” means, individually and collectively with respect to Grantor, any and all license and distribution agreements with, and covenants not to sue, any other Person with respect to any Patent, Trademark, Copyright or Trade Secret or any other patent, trademark, copyright or trade secret, whether Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement (including those listed on Grantor’s Perfection Certificate), together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof, and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks, Copyrights or Trade Secrets or any other patent, trademark, copyright or trade secret.

1.18       “Intellectual Property Security Agreement” means an agreement substantially in the form of Exhibit B hereto, or such other form as is satisfactory to Lender in its sole but reasonable discretion.

1.19       “Lender” has the meaning given to such term in the preamble to this Agreement.

1.20       “Loan” has the meaning given to such term in Paragraph A of the Recitals.

1.21       “Loan Agreement” has the meaning given to such term in Paragraph A of the Recitals.

1.22      “Obligations” is intended to be used in its most comprehensive sense and collectively means and includes any and all: (i) Indebtedness, obligations, liabilities and undertakings of each and all of Grantor and the other Obligors (expressly including, without limitation, Borrower and each Guarantor) to, or in favor or for the benefit of, Lender (and/or any Affiliate of Lender) of whatever kind and description, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, due or to become due, now existing or hereafter arising, and whether or not evidenced by or arising under this Agreement or any other of the Loan Documents (including, without limitation and for the avoidance of doubt, any other Security Instruments, the Loan Agreement, any one or more Guaranties, the Note and any and all other now or hereafter existing promissory notes or other instruments evidencing, securing, guaranteeing or relating to any Indebtedness of any such Obligors to Lender and constituting any part of the Loan Documents), or otherwise; and (ii) “Obligations” as defined in the Loan Agreement, which such defined term and the meaning ascribed to it in the Loan Agreement are hereby incorporated by this reference into the definition provided by this Section 1.22.

1.23      “Party” and “Parties” have the meanings given to such terms in the preamble to this Agreement.

1.24      “Patents” means, individually and collectively with respect to Grantor, any and all patents issued or assigned to, and all patent applications and registrations made by, Grantor (whether issued, established or registered or recorded in the United States or any other country or any political subdivision thereof; and including those listed on Grantor’s Perfection Certificate) and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present or future infringements thereof.

1.25      “Perfection Certificate” has the meaning given to such term in Article 7. Grantor’s duly executed Perfection Certificate is attached hereto as Exhibit A and is incorporated herein, and made a part hereof, by this reference.

1.26      “Recitals” has the meaning given to such term on Page 2 of this Agreement (specifically, in the paragraph that immediately precedes Article 1 hereof).

1.27      “Rotmans” has the meaning given to such term in the preamble to this Agreement.

1.28      “State” means The Commonwealth of Massachusetts.

1.29      “Subsidiary” has the meaning ascribed to such term in the Loan Agreement, and such defined term and its meaning are incorporated herein by this reference.

1.30      “Trade Secrets” means, individually and collectively with respect to Grantor, any and all (so-called) “know-how”, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, technical, marketing, financial and business data and databases, pricing and cost information, business and marketing plans, customer and supplier lists and information, all other confidential and proprietary information, and all tangible embodiments of the foregoing, together with any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to such trade secrets, (ii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future misappropriations thereof, (iii) rights corresponding thereto throughout the world, and (iv) rights to sue for past, present or future misappropriations thereof.

1.31      “Trademarks” means, individually and collectively with respect to Grantor, all trademarks (including service marks), slogans, logos, symbols, certification marks, collective marks, trade dress, uniform resource locators (URL’s), domain names, corporate names and trade names (whether statutory or common law, whether registered or unregistered and whether established or registered in the United States or any other country or any political subdivision thereof; and including those listed on Grantor’s Perfection Certificate) that are owned by or assigned to Grantor, all registrations and applications for the foregoing, and all tangible embodiments of the foregoing, together with, in each case, the goodwill symbolized thereby and any and all (i) rights and privileges arising under applicable law and international treaties and conventions with respect to Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world, and (v) rights to sue for past, present and future infringements thereof.

1.32      “UCC” means the Uniform Commercial Code as in effect from time to time in the State; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of Lender’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in any state or jurisdiction other than the State, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other state or jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

1.33      “UETA” has the meaning give to such term in Section 5.5.

1.34      “Vystar” has the meaning given to such term in the preamble to this Agreement.

2.             GRANT OF SECURITY INTEREST AND LIEN; COLLATERAL.

2.1              Grant. In consideration of Lender’s making or extending any Credit Accommodations, whether now or hereafter, and to secure the Indefeasible Satisfaction of all Obligations, Grantor (and, for the avoidance of doubt if Grantor comprises more than one Person, each Person constituting Grantor) hereby grants to Lender a First Priority Lien on and security interest in, and hereby pledges and assigns to Lender, all of the Collateral.

2.2              Description of the Collateral. As used in this Agreement, the term “Collateral” is intended to be used in its most comprehensive sense and, with respect to Grantor (and, for the avoidance of doubt if Grantor comprises more than one Person, each Person constituting Grantor), means any and all assets and property of Grantor, and all right, title, interest and claims of Grantor in, to and under any and all such assets and property, wherever located, and whether now or hereafter owned, existing, acquired or arising (and howsoever acquired or arising), and any and all proceeds and products thereof, accessions thereto, and replacements and substitutions therefor, expressly including, without limitation, all right, title, interest and claims of Grantor (and, for the avoidance of doubt if Grantor comprises more than one Person, all right, title, interest and claims of each such Person constituting Grantor) in, to and under the following:

2.2.1       all accounts and accounts receivable;

2.2.2       all inventory, including, without limitation, raw materials, work-in-process, finished goods and supplies, and perishable inventory;

2.2.3       all contract rights;

2.2.4       all general intangibles, including, without limitation, (i) all payment intangibles; and (ii) all licenses, franchises, permits, approvals and authorizations obtained, granted, used or required in connection with Grantor’s business operations or any other Collateral;

2.2.5       all Intellectual Property Collateral;

2.2.6       all cash proceeds and noncash proceeds resulting from, or arising directly or indirectly in connection with, Grantor’s sale, assignment, bargain, transfer or other disposition of any kind whatsoever of any Collateral or any of Grantor’s rights, title, interests and claims in, to or under any Collateral;

2.2.7       all equipment, machinery, furniture;

2.2.8       all farm products;

2.2.9       all goods of any kind whatsoever, including, without limitation, perishable goods and goods customarily sold on any recognized market;

2.2.10     all chattel paper (whether tangible or electronic);

2.2.11     all fixtures, including, without limitation, all trade fixtures and movable fixtures;

2.2.12     all investment property, financial assets, certificated and uncertificated securities or other stock or Equity Interests of any kind or nature (irrespective of whether or not any of the foregoing may be traded on any publicly recognized market or exchange), and all profits interests, economic interests, beneficial interests, securities accounts and security entitlements; and expressly including, without limitation and for the avoidance of doubt, all right, title and interest in any stock in Grantor or any Subsidiary thereof (regardless of class, voting rights, preference, certification or other characteristics thereof, and irrespective of whether now or hereafter existing, issued, authorized and/or outstanding) now or hereafter held or deposited in any one or more securities accounts, or any escrow, trust or other account(s) of any kind, for purposes of, or directly or indirectly relating to, any future capital raise, or issuance, sale, transfer, exchange or other disposition thereof, and/or which is now or hereafter the subject of any one more securities entitlements;

2.2.13     all letter-of-credit rights;

2.2.14     all rights under judgments, and all commercial tort claims and choses in action;

2.2.15       all books, records and information relating to the operation of Grantor’s business or otherwise with respect to any Collateral, and all rights of access to such books, records and information and all property in which such books, records and information are stored, recorded and maintained;

2.2.16       all computers, software, point-of-sale systems and other systems utilized from time to time by Grantor in the ordinary course of business or otherwise;

2.2.17       all instruments, promissory notes, documents of title, documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash or other property;

2.2.18     all Acquisition Documents and Acquisition Document Rights;

2.2.19       all federal, state and local tax refunds and abatements to which Grantor is or becomes entitled, howsoever and whenever arising, including, without limitation, any loss carryback tax refunds;

2.2.20       all insurance proceeds, refunds and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the Collateral listed, described or contemplated in this Article 2 or otherwise;

2.2.21     all liens, guaranties, rights, remedies and privileges pertaining to any of the Collateral listed, described or contemplated anywhere in this Article 2, including, without limitation, the right of stoppage in transit;

2.2.22       all deposit, checking, savings, money market, securities and other accounts maintained or owned by, or maintained for the benefit or in the name of, Grantor with any bank, credit union, trust company or other financial institution, organization or association of any kind, including, without limitation, any and all cash or other assets in any such accounts at any time;

2.2.23       any and all deposits or other sums at any time credited by or due from Lender to Grantor, and any and all other property of Grantor now and at any time or times hereafter in the possession or custody of, or in transit to, Lender or any Affiliate of Lender (including, without limitation, certificated securities or other stock or equity interests of any kind or nature); and

2.2.24       all personal property and assets of Grantor not otherwise set forth or listed or contemplated above in this Article 2 (whether tangible or intangible), and all right, title, interest and claims of Grantor of any kind therein, thereto, thereunder or otherwise directly or indirectly in connection therewith, whether now or at any time or times hereafter owned, existing, acquired or arising (and howsoever acquired or arising), and any and all products and proceeds (whether cash proceeds or noncash proceeds) thereof, accessions thereto, and substitutions and replacements therefor, wherever located.

3.             CROSS COLLATERALIZATION. Grantor hereby expressly confirms, acknowledges and agrees that the Indefeasible Satisfaction of all of the Obligations is secured (directly or indirectly) on a cross-collateralized basis by (i) all of the Collateral and the security interests and other Liens therein and thereon granted to Lender pursuant this Agreement, (ii) all of the Mortgaged Properties and the Liens thereon granted to Lender pursuant to the Mortgages, and (iii) any and all other property and assets (whether tangible or intangible) of Grantor and/or any other of the Obligors that may be now or at any time or times hereafter: (A) subject to any security interests or other Liens established, evidenced and/or created in favor of Lender (and/or any Affiliate of Lender) pursuant to any other of the Security Instruments or Loan Documents; (B) in the possession of, or in transit to, Lender (and/or any Affiliate of Lender), and/or (C) pledged, assigned (whether collaterally or otherwise), mortgaged, hypothecated or granted to, or in favor or for the benefit of, Lender (and/or any Affiliate of Lender) by Grantor and/or any other such Obligors under any other agreements, instruments or documents, whether as collateral or security for the (y) Obligations, and/or (z) for any other now or hereafter existing or arising obligations, liabilities or undertakings of Grantor or any such Obligors to, or in favor or for the benefit of, Lender (or any Affiliate thereof), howsoever the same may be established, created or evidenced.

4.             AUTHORIZATION AND RATIFICATION.

        4.1           Authorization to File.

4.1.1       Grantor hereby irrevocably authorizes Lender at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and any continuations thereof and/or amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment or continuation relating to the Collateral, including (i) whether Grantor is an organization, the type of organization and any organizational identification number issued to Grantor; (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Liens and security interest granted by Grantor hereunder and under any other of the Loan Documents, without the signature of Grantor where permitted by law, including the filing of a financing statement (or amendment thereto) describing or indicating the Collateral (A) as “all assets” of Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the State or any other state or jurisdiction, or (B) as being of an equal or lesser scope or with greater detail; and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates. Grantor hereby agrees to provide all information described in the immediately preceding sentence to Lender promptly upon Lender’s request.

4.1.2       Grantor hereby further authorizes Lender to file with the United States Patent and Trademark Office and the United States Copyright Office (and any successor office and any similar office of any Governmental Authority in any United States state or other country) this Agreement, the Intellectual Property Security Agreement and/or any other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Liens and security interests granted by Grantor hereunder or under any other of the Loan Documents, without the signature of Grantor where permitted by law, and naming Grantor as debtor (and/or, as the case may be, assignor), and Lender as secured party (and/or, as the case may be, assignee).

4.1.3       Grantor hereby further authorizes Lender at any time and from time to time, with respect to any motor vehicles constituting all or any part of the Collateral, to file in any relevant jurisdiction with the registrar of motor vehicles or other appropriate Governmental Authority in such jurisdiction an application or other document requesting the notation or other indication of the Liens and security interests created hereunder (or under any other of the Loan Documents) on such certificate of title, but only to the extent such notation or other indication is required under Section 5.8 below.

4.2       Ratification by Grantor. If and to the extent Lender has, prior to the Effective Date (or, as the case may be, prior to Grantor’s execution of any counterpart signature page and/or joinder to this Agreement), any valid and existing Liens on the Collateral, Grantor also hereby ratifies its authorization for Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the Effective Date (or, as the case may be, prior to Grantor’s execution of any counterpart signature page and/or joinder to this Agreement).

5.            ACTIONS BY GRANTOR AS TO COLLATERAL. To further insure the attachment, perfection and priority of, and the ability of Lender to enforce, Lender’s Lien in the Collateral, Grantor hereby agrees, in each case at Grantor’s sole and exclusive Cost and Expense, to take (or cause to be taken or effectuated) the following actions with respect to the following Collateral, none of which shall serve or be deemed as any limitation on the Obligations (or any part thereof) and/or any other obligations, liabilities or undertakings of any Obligors contained in this Agreement and/or in any other of the Loan Documents:

5.1       Promissory Notes and Tangible Chattel Paper. If Grantor now, or at any time hereafter while any Obligations are outstanding, holds or acquires any promissory notes or tangible chattel paper, Grantor shall, and hereby agrees to, forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify; provided, that excepted from the foregoing shall be financing held by Grantor from the sale of assets where Lender has issued a partial release of the conveyed assets.

5.2       Deposit Accounts. For each deposit account that Grantor now, or at any time hereafter while any Obligations are outstanding, maintains and/or opens at any depository institution, Grantor shall, and hereby agrees to, at Lender’s request and option (exercisable in its sole but reasonable discretion), pursuant to an agreement in form and substance reasonably satisfactory to Lender, either: (i) cause such depositary institution to agree to comply, without further consent of Grantor, at any time with instructions from Lender to such depositary institution directing the disposition of funds from time to time credited to such deposit account; or (ii) arrange for Lender to become the customer of such depositary institution with respect to the deposit account, with Grantor being permitted, only with the express prior written consent of Lender, to exercise rights to withdraw funds from such deposit account. Lender agrees with Grantor that Lender shall not give any such instructions or withhold any withdrawal rights from Grantor unless any unwaived Event of Default has occurred, or, if effect were given to any withdrawal not otherwise permitted by the Loan Documents, an Event of Default would occur. The provisions of this Section 5.2 shall not apply to: (A) any deposit account for which Grantor, the depositary institution and Lender have entered into a cash collateral agreement specially negotiated among Grantor, the depositary institution and Lender for the specific purpose set forth therein; (B) a deposit account for which Lender is the depositary institution and is in automatic control; and (C) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Grantor’s salaried employees.

5.3       Investment Property and Equity Interests. If Grantor now, or at any time hereafter while any Obligations are outstanding, holds or acquires any certificated securities or other Equity Interests of any kind or nature, Grantor shall, and hereby agrees to, forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify in its sole but reasonable discretion. If any securities or other Equity Interests now or hereafter acquired by Grantor are uncertificated and are issued to Grantor or its nominee directly by the issuer thereof, Grantor shall, and hereby agrees to, immediately notify Lender thereof in writing, and, at Lender’s request and option (exercisable in its sole but reasonable discretion), pursuant to an agreement in form and substance reasonably satisfactory to Lender, either: (i) cause the issuer to agree to comply, without further consent of Grantor or such nominee, at any time with instructions from Lender as to such securities or other Equity Interest; or (ii) arrange for Lender to become the registered owner of such securities or other Equity Interests. If any securities or other Equity Interests, whether certificated or uncertificated, or any other investment property now or hereafter acquired by Grantor are held by Grantor or its nominee through a securities intermediary or commodity intermediary, Grantor shall, and hereby agrees to, immediately notify Lender thereof in writing, and, at Lender’s request and option (exercisable in its sole but reasonable discretion), pursuant to an agreement in form and substance satisfactory to Lender (in its sole but reasonable discretion), either: (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of Grantor or such nominee, at any time with entitlement orders or other instructions from Lender to such securities intermediary as to such securities or other Equity Interests or investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by Lender to such commodity intermediary; or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for Lender to become the entitlement holder with respect to such investment property, with Grantor being permitted, only with the express prior written consent of Lender, to exercise rights to withdraw or otherwise deal with such investment property. Notwithstanding (but not in limitation of) the foregoing, Lender agrees with Grantor that Lender shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by Grantor, unless any unwaived Event of Default has occurred, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, an Event of Default would occur. The provisions of this Section 5.3 shall not apply to any financial assets credited to a securities account for which Lender is the securities intermediary.

5.4       Landlord Access Agreements; Bailee Letters. Grantor shall, and hereby agrees to, use its commercially reasonable efforts to obtain and deliver to Lender (i) as soon as practicable after its execution hereof (including any joinder and/or counterpart signature page hereto), and with respect to each location where Grantor maintains any Collateral, a bailee letter and/or a landlord lien waiver and access agreement, as applicable; and (ii) a bailee letter and/or a landlord lien waiver and access agreement, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of any Collateral in the ordinary course of Grantor’s business.

5.5       Electronic Chattel Paper and Transferable Records. If Grantor now, or at any time hereafter while any Obligations are outstanding, holds or acquires any right or interest in or to any electronic chattel paper, or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act (15 U.S.C. § 7001 et seq., as amended from time to time; hereinafter, “ESIGN”), or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (as so in effect and amended from time to time, hereinafter, “UETA”), Grantor shall, and hereby agrees to, promptly notify Lender thereof and, at the request and option of Lender (exercisable in its sole but reasonable discretion), shall take such action as Lender may reasonably request to vest in Lender control, under § 9-105 of the UCC, of such electronic chattel paper or control under Section 201 of ESIGN or, as the case may be, under Section 16 of UETA, as so in effect in such jurisdiction, of such transferable record. Lender agrees with Grantor that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC § 9-105 or, as the case may be, Section 201 of ESIGN or Section 16 of UETA for a party in control to make without loss of control, unless any unwaived Event of Default has occurred, or, after taking into account any action by Grantor with respect to such electronic chattel paper or transferable record, an Event of Default would occur.

5.6       Letter-of-Credit Rights. If Grantor is now, or at any time while any Obligations are outstanding becomes, a beneficiary under a letter of credit, Grantor shall, and hereby agrees to, promptly notify Lender thereof in writing and, at the request and option of Lender, exercised in its sole but reasonable discretion, Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to consent to an assignment to Lender of the proceeds of such letter of credit; or (ii) arrange for Lender to become the transferee beneficiary of such letter of credit, with Lender agreeing, in each case, that the proceeds of such letter of credit are to be applied toward the repayment of Indebtedness constituting the Obligations (or any part thereof) upon the occurrence of any unwaived Event of Default.

5.7      Commercial Tort Claims. If Grantor now, or at any time hereafter while any Obligations are outstanding, holds or acquires any commercial tort claim which might reasonably result in awarded damages (less any and all legal and other Costs and Expenses incurred or reasonably expected to be incurred by Grantor) of $5,000.00 or more, and which is not listed on Grantor’s Perfection Certificate, Grantor shall, and hereby agrees to, give immediate written notice thereof to Lender and, at the request and option of Lender (exercisable in its sole but reasonable discretion), immediately execute or otherwise authenticate a supplement to this Agreement, and will otherwise take any and all necessary actions to subject such commercial tort claim to the First Priority security interest and Liens created under and by this Agreement.

5.8      Motor Vehicles. If Grantor now, or at any time hereafter while any Obligations are outstanding, owns any motor vehicles of any kind with any NADA®, Kelley Blue Book® or Black Book® (so-called) “trade-in value” of $5,000.00 or more, Grantor shall, and hereby agrees to, deliver to Lender within thirty (30) days hereafter or thereafter, as the case may be, originals of the certificates of title or ownership for all such motor vehicles owned by Grantor with Lender listed as a lienholder thereon.

5.9      Other Actions as to Any and All Collateral. Grantor further agrees that Grantor shall, at Lender’s request and option, in each case exercisable in Lender’s sole but reasonable discretion, take any and all other actions as Lender may at any time or times reasonably determine to be necessary, advisable and/or useful for the preservation, attachment, perfection and/or priority of, and/or for the ability of Lender to enforce or exercise any rights relating to, any security interests and other Liens hereunder granted to Lender on all or any part of the Collateral, including, without limitation: (i) executing, delivering and, where appropriate, filing financing statements and any amendments and continuations relating thereto under the UCC, to the extent, if any, that Grantor’s signature thereon is required therefor; (ii) causing Lender’s name to be noted as secured party on any certificate of title for a titled good and/or any other titled Collateral if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s Lien on such Collateral; (iii) complying with any Requirements of Law (including, without limitation, any provision of any statute, regulation and/or treaty of the United States and/or any other Governmental Authority) as to any Collateral if compliance therewith is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s Lien on such Collateral; (iv) obtaining any waivers, consents and/or approvals from any Governmental Authority and/or other third Person(s) in form and substance reasonably satisfactory to Lender, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral; (v) obtaining waivers from mortgagees and landlords, and bailee letters from bailees, as applicable, in form and substance satisfactory to Lender and in the manner provided by this Agreement; (vi) taking any and all actions under any earlier versions of the UCC or under any other Requirements of Law, as determined by Lender in its sole but reasonable discretion to be applicable in any relevant UCC or other jurisdiction, including, without limitation, any foreign jurisdiction; and/or (vii) executing, delivering and, where appropriate filing of, the Intellectual Property Security Agreement in the form attached hereto as Exhibit B, any supplemental Intellectual Property Security Agreements and any other applicable filings related thereto with the United States Patent and Trademark Office and the United States Copyright Office.

6.             INTELLECTUAL PROPERTY COLLATERAL.

6.1      Intellectual Property License. For the purpose of enabling Lender, following the occurrence of any unwaived Event of Default, to exercise rights and remedies under Article 15 hereof at such time as Lender shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Grantor hereby grants to Lender, to the extent of Grantor’s rights and effective only upon the occurrence of any unwaived Event of Default, an irrevocable, non-exclusive license, subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Grantor to avoid the risk of invalidation of such Trademarks, to use and sublicense any of the Intellectual Property Collateral then owned by or licensed to Grantor. Such license shall include access to all devices, products and media in which any of the Intellectual Property Collateral is embodied, embedded, recorded or stored and to all computer programs used for the compilation or maintenance or printout thereof.

6.2          Dealing With Intellectual Property. On a continuing basis, Grantor shall and hereby agrees to, at Grantor’s sole Cost and Expense:

6.2.1       promptly following its becoming aware thereof, notify Lender of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to (i) the use and/or operation of any other Collateral or any Mortgaged Property; (ii) Grantor’s, Borrower’s and/or any other Corporate Obligor’s business or business operations; and/or (iii) Grantor’s right to register any such Intellectual Property Collateral or its right to keep and maintain any such registration in full force and effect;

6.2.2       maintain and protect the Intellectual Property Collateral as presently used and operated and as contemplated by the Loan Agreement;

6.2.3     not permit to lapse or become abandoned any Intellectual Property Collateral material to the use and/or operation of any other Collateral or any Mortgaged Property, and/or to Grantor’s, Borrower’s and/or any other Corporate Obligor’s business or business operations, in each case as presently used and operated and as contemplated by the Loan Agreement, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral absent Lender’s prior written consent;

6.2.4      upon Grantor obtaining knowledge thereof, promptly notify Lender in writing of any event which could be reasonably expected to materially and adversely affect the value or utility of all or any part of the Intellectual Property Collateral that is material to (i) the use and/or operation of any other Collateral or any Mortgaged Property, (ii) Grantor’s, Borrower’s and/or any other Corporate Obligor’s business or business operations, (iii) the ability of Grantor or Lender to Dispose of the Intellectual Property Collateral or any portion thereof, and/or (iv) the rights and remedies of Lender in relation thereto, including, without limitation, any levy or threat of levy or any legal process against the Intellectual Property Collateral or any portion thereof;

6.2.5     not license the Intellectual Property Collateral, expressly excluding licenses entered into by Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the licenses in a manner that adversely affects the right to receive payments thereunder, or in any manner that could materially impair in the reasonable business judgment of Grantor, the value of the Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral created therein hereby, without the prior written consent of Lender;

6.2.6       diligently keep adequate records respecting its Intellectual Property Collateral; and

6.2.7       furnish to Lender from time to time upon Lender’s reasonable request therefor reasonably detailed statements and amended schedules (including to the Perfection Certificate, as the case may be) further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as Lender may from time to time reasonably request.

6.3       Additional Intellectual Property. If, at any time while any Obligations are outstanding, Grantor shall (i) obtain any rights to any additional Intellectual Property Collateral, or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any registration, renewal or extension thereof, including any reissue, division, continuation or continuation-in-part of any Intellectual Property Collateral, or any improvement of, to, in and/or on any Intellectual Property Collateral, Grantor hereby ratifies, confirms, acknowledges and agrees that the provisions of this Agreement (including, without limitation, the provisions of this Article 6 and Article 15 below) shall automatically apply to any and all any such items enumerated in the immediately preceding clause (i) or (ii) of this Section 6.3, and any and all such items shall, with respect to Grantor, automatically constitute Intellectual Property Collateral hereunder as if the same would have constituted Intellectual Property Collateral at the time of Grantor’s execution hereof, and shall be subject to the security interests and other Liens created by this Agreement, without the necessity of any further authorization, consent, exercise, ratification or other action of any kind by any Party. Grantor shall promptly (A) provide to Lender written notice of any of the foregoing, and (B) confirm the attachment of the Lien and security interest created by this Agreement to any rights or benefits described in clauses (i) or (ii) of the immediately preceding sentence of this Section 6.3 by execution and delivery to Lender of an instrument in form and substance reasonably acceptable to Lender describing such rights or benefits, and so confirming, and the filing of any instruments or statements as shall be reasonably necessary to create, preserve, protect or perfect Lender’s security interest in and Lien on such Intellectual Property Collateral, including by execution and filing of a supplemental Intellectual Property Security Agreement in accordance with Section 5.9 hereof.

6.4       Intellectual Property Litigation. Absent the existence of any unwaived Event of Default, Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole Cost and Expense of Grantor, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence of any unwaived Event of Default, Lender shall have the right—but shall in no way be obligated—to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of Grantor and/or Lender to enforce the Intellectual Property Collateral and any license thereunder. In the event of any such suit upon the occurrence of any such unwaived Event of Default (as aforesaid), Grantor shall, at Lender’s and option, exercised in its sole discretion, do any and all commercially reasonable acts, and execute any and all documents reasonably requested by Lender in aid of such enforcement and Grantor shall promptly reimburse and indemnify Lender for all Costs and Expenses incurred by or charged to Lender in the exercise of its rights under this Section 6.4 in accordance with the (as-incorporated) provisions of Sections 18.4 and 18.5 below. Upon the occurrence of any unwaived Event of Default, if Lender shall not elect to bring suit to enforce the Intellectual Property Collateral as permitted by this Section 6.4, Grantor shall, and hereby covenants and agrees, at Lender’s request and option (exercisable in each instance in Lender’s sole but reasonable discretion), to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any other Person; and for that purpose Grantor agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement.

7.          PERFECTION CERTIFICATE. Grantor hereby represents and warrants that Grantor has completed, duly executed and delivered to Lender the certificate(s) attached hereto as Exhibit A (each) entitled “Perfection Certificate”, which contains certain information with respect to, inter alia, Grantor, its organization and the Collateral (as may be amended, supplemented, addended or otherwise modified from time to time, individually or collectively, as the context may require, herein referred to as the or a or any specified Person’s, “Perfection Certificate”). As of the date upon which Grantor executed its Perfection Certificate, Grantor represents and warrants to Lender as follows: (i) Grantor’s exact legal name is that as is indicated on its Perfection Certificate and on its signature page hereto and thereto; (ii) Grantor is an organization of the type, and is organized in the jurisdiction, set forth in its Perfection Certificate; (iii) Grantor’s Perfection Certificate accurately sets forth its organizational identification number or accurately states that Grantor has none, and, if so required by the provisions of such Perfection Certificate, its taxpayer or employer identification number; (iv) Grantor’s Perfection Certificate accurately sets forth Grantor’s place of business or, if more than one, its chief executive office, as well as Grantor’s mailing address, if different; (v) all information set forth in Grantor’s Perfection Certificate is true and correct; and (vi) there has been no change in any information set forth in Grantor’s Perfection Certificate since the date upon which Grantor executed the same.

8.          CERTAIN REPRESENTATIONS AND WARRANTIES.

8.1       Incorporation of Representation and Warranties. Grantor hereby makes the representations and warranties set forth in the Loan Agreement as they relate to Grantor or to any one or more Loan Documents to which Grantor is a party, each of which is hereby incorporated into this Agreement, mutatis mutandis, by this reference, and each of which Grantor hereby expressly reaffirms, ratifies and confirms, and each of which Lender shall be entitled to rely on as though fully set forth and made by Grantor herein; provided however, that, without limiting the foregoing, each reference in any such representation and warranty to Borrower’s knowledge shall, for the purposes of this Section 8.1, be deemed to be a reference to Grantor’s knowledge

8.2       Representations and Warranties Regarding the Collateral. In addition to, and without limiting, any other of the representations and warranties of Grantor set forth (or incorporated by reference and reaffirmed) herein, Grantor hereby represents and warrants that, in respect of the Collateral:

             8.2.1      Grantor is the absolute owner of (and/or has other rights in or power to Dispose of) the Collateral, free from any and all rights, titles, interests, claims and Liens of any other Person, except for the Liens of the Loan Documents (including, without limitation, those granted, created and established hereunder) in favor of Lender (and/or Lender’s Affiliates, as the case may be) and Permitted Liens, and no financing statement or other instrument similar in effect (including, without limitation, any amendment or continuation of any financing statement) covering all or any part of the Collateral or listing Grantor as a debtor is on file in any recording or filing office, except such as have been heretofore filed in favor of Lender;

             8.2.2      none of the Collateral constitutes, or is the proceeds of, farm products;

             8.2.3      except as otherwise disclosed to Lender in writing (including, without limitation in Grantor’s Perfection Certificate or in any other Exhibit, Schedule or other addenda attached hereto or to the Loan Agreement), with respect to any and all Intellectual Property Collateral that is material to the use and/or operation of any other Collateral or any Mortgaged Property, or Grantor’s, Borrower’s and/or any other Corporate Obligor’s business or business operations: (i) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned; (ii) Grantor is the exclusive owner of all right, title and interest in and to, or has the right to use, all such Intellectual Property Collateral; (iii) the consummation and performance of this Agreement and/or any other of the Loan Documents to which Grantor is a party will not result in the invalidity, unenforceability or impairment of any such Intellectual Property Collateral, or in default or termination of any Intellectual Property License; (iv) there are no outstanding holdings, decisions, consents, settlements, decrees, orders, injunctions, rulings or judgments that would limit, cancel or question the validity or enforceability of any such Intellectual Property Collateral or Grantor’s rights therein or use thereof; (v) to Grantor’s knowledge the operation of Grantor’s business and Grantor’s use of such Intellectual Property Collateral in connection therewith, does not infringe or misappropriate the intellectual property rights of any other Person; (vi) no action or proceeding is pending or, to Grantor’s knowledge, threatened (A) seeking to limit, cancel or question the validity of any such Intellectual Property Collateral or Grantor’s ownership interest or rights therein, (B) which, if adversely determined, could have a Material Adverse Effect on the value of any such Intellectual Property Collateral, or (C) alleging that any such Intellectual Property Collateral, or Grantor’s use thereof in the operation of its business, infringes or misappropriates the intellectual property rights of any Person; and (vii) to Grantor’s knowledge, there has been no Material Adverse Effect on such Grantor’s rights in its Trade Secrets constituting all or any part of such Intellectual Property Collateral as a result of any unauthorized use, disclosure or appropriation by or to any Person, including Grantor’s current and former employees, contractors and agents;

             8.2.4     none of the account debtors or other Persons obligated on any of the Collateral is a Governmental Authority covered by the Claims Act, or any similar Requirements of Law, in respect of such Collateral; and

             8.2.5    the Collateral is and will be valid and genuine in all respects, and the pledge of the Collateral pursuant to this Agreement, together with the filing of a completed financing statement accurately describing Grantor, Lender and such Collateral with applicable Governmental Authorities, creates a valid and perfected Lien (or Liens) on all right, title, interest and claims in, to and under the Collateral that may be perfected by such filing, securing the payment and performance when due of the Obligations.

9.            CERTAIN COVENANTS.

9.1     Incorporation of Covenants. Grantor hereby makes and undertakes the covenants and agreements set forth in the Loan Agreement as they relate to Grantor and/or to any one or more Loan Documents to which Grantor is a party, each of which is hereby incorporated into this Agreement, mutatis mutandis, by this reference, and each of which Lender shall be entitled to rely on as though fully set forth and made and agreed to by Grantor herein. Grantor hereby expressly (i) reaffirms, ratifies and confirms, and acknowledges and agrees that it is bound by and will Indefeasibly Satisfy, each and all of the as- incorporated covenants, agreements and undertakings referenced by the immediately preceding sentence, and all other of its covenants, agreements and undertakings contained herein; and (ii) covenants and agrees with, and hereby promises to, Lender that Grantor will duly and punctually perform or cause to be performed, and will Indefeasibly Satisfy, each and every part of the Obligations and all of the terms and conditions of the Loan Documents to which it is a party.

9.2     Joinder of Additional Grantors. Until all Obligations are Indefeasibly Satisfied, Grantor shall, and hereby covenants and agrees to, cause each hereafter existing, acquired, organized, incorporated, declared, established, formed and/or created Subsidiary of Grantor or any other Corporate Obligor to promptly, and in any event within thirty (30) days, after the acquisition, organization, incorporation, declaration, establishment, formation and/or creation of such new Subsidiary, (i) pledge all of its assets, and grant First Priority security interests and other Liens thereon, to Lender pursuant and subject to the provisions of the Loan Agreement (including, without limitation, Section 6.3.3 thereof), and (ii) execute and deliver to Lender a joinder and/or counterpart signature page to this Agreement, together with a Perfection Certificate (in each case executed and delivered by a Responsible Officer thereof) and all such other instruments, agreements, certificates, filings or other documents as may be required under the provisions of the Loan Agreement. Upon Grantor’s execution and delivery of any joinder and/or counterpart signature page to this Agreement, such Subsidiary shall constitute a “Grantor” hereunder with the same force and effect as if originally named as a Grantor herein. Upon the execution and delivery by any such Subsidiary of any such joinder and/or counterpart signature page hereto, and of any such required and accompanying Perfection Certificate, any and all supplemental schedules, exhibits or other addenda attached thereto shall, together with such Perfection Certificate itself, be incorporated into and become part of and supplement the Exhibits, Scheduled and/or other addenda attached to this Agreement, and each reference to such Perfection Certificate, Exhibits, Scheduled and/or other addenda shall mean and be a reference to such Perfection Certificate, Exhibits, Scheduled and/or other addenda as amended, supplemented or otherwise modified from time to time. The execution and delivery any such joinder and/or counterpart signature page hereto, and of any such required and accompanying Perfection Certificate, shall not require the consent of or authorization by any other, then-existing Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a Party to this Agreement.

9.3        Covenants Concerning the Collateral and Grantor. In addition to, and without limiting, any other of the covenants and agreement of Grantor set forth (or incorporated by reference) herein, Grantor hereby covenants and agrees with Lender as follows:

9.3.1           The Collateral, to the extent not delivered to Lender pursuant to the provisions of Article 5 above, will be kept at those locations listed on Grantor’s Perfection Certificate and Grantor will not remove the Collateral from such locations except in the ordinary course of Grantor’s business or as otherwise permitted hereunder or under any other of the Loan Documents, without providing at least thirty (30) days’ prior written notice to Lender;

9.3.2           Grantor will keep the Collateral in good order and repair (except for ordinary wear and tear) and will not use the same in violation of Requirements of Law or any policy of insurance thereon;

9.3.3           Except as otherwise set forth in any other of the Loan Documents, and except for the Liens herein granted and the Permitted Liens, Grantor shall be the owner of (or have other rights in) the Collateral free from any right or claim of any other Person or any Lien, and Grantor shall defend the same against, and indemnify and hold Lender (and each and all of the other Indemnified Parties) harmless from (except in the event of gross negligence, fraud or willful misconduct on the part of any one or more Indemnified Parties), all claims and demands of all Persons at any time claiming the same or any interests therein adverse to Lender;

9.3.4           Except (i) for Permitted Liens; (ii) as otherwise expressly permitted by Lender in writing, and/or (iii) as otherwise expressly permitted in any other of the Loan Documents, Grantor shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any other Lien in and/or upon the Collateral in favor of any Person, other than Lender;

9.3.5           From and after the Effective Date, Grantor shall not permit to become effective in any lease, license, contract or other agreement, a provision that would prohibit or require the consent of any Person to the grant of a Lien on such lease, license, contract or other agreement in favor of Lender;

9.3.6           Grantor shall promptly make, stamp or record such entries or legends on Grantor’s books and records and/or on any of the Collateral consisting of chattel paper as Lender may reasonably request from time to time, to indicate and disclose that Lender has a Lien on such Collateral;

9.3.7           Grantor shall deliver to Lender from time to time promptly at Lender’s request (in Lender’s sole but reasonable discretion) all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of shipment or delivery of any merchandise or of the rendering of any services; and Grantor will deliver to Lender promptly at Lender’s request from time to time (in Lender’s sole but reasonable discretion) additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of inventory, schedules of accounts and such other writings as Lender may in its sole discretion deem to be necessary or effectual to evidence any Obligations or Lender’s Lien on all or any part of the Collateral;

9.3.8           Grantor shall, substantially in accordance with and subject to the provisions of Sections 6.1.3 and 6.1.4 of the Loan Agreement, permit Lender, its agents and/or its representatives, at any reasonable time or times, at the sole Cost and Expense of Grantor, to (i) examine and make copies of or extracts from any of Grantor’s books, records and files (including, without limitation, orders and original correspondence); (ii) to perform field exams, and inspect and examine the Collateral and test or appraise the same as to quality, quantity, value and condition; and (iii) to verify the Collateral or any portion or portions thereof or Grantor’s compliance with the provisions of this Agreement and/or any other of the Loan Documents;

9.3.9           Grantor will pay promptly when due all taxes, assessments, Governmental Charges and any other charges or levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement and/or any other of the Loan Documents, other than any charge or claim being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which any reserve or other appropriate provision, if any, as shall be required by GAAP has been made therefor;

9.3.10          Grantor will, upon learning of any Insolvency Event affecting any account debtors obligated to Grantor (directly or indirectly) in the amount of $50,000 or more, promptly notify Lender thereof;

9.3.11          Except as expressly permitted by the terms and conditions of this Agreement or any other of the Loan Documents (expressly including, without limitation, Section 7.1 of the Loan Agreement), or otherwise with Lender’s express prior written consent in each instance, Grantor will not Dispose of (in one transaction or in a series of transactions, and whether voluntarily or involuntarily) all or substantially all of its assets, including, without limitation, any Collateral, whether tangible or intangible; and

9.3.12           Dispose of all or any material part or substantial portion of any Collateral (including, without limitation, any Collateral consisting of equipment financed and/or otherwise acquired with Loan Proceeds), other than obsolete or worn out inventory in the ordinary course of Grantor’s business operations.

10.            GRANTOR’S USE OF COLLATERAL. Subject to the terms and conditions hereof and the other Loan Documents to which Grantor is a party (and/or to which Grantor or its property is subject or otherwise bound by), and Lender’s rights and remedies hereunder and thereunder (including, without limitation, any such rights and remedies arising upon the occurrence of any unwaived Event of Default), the Parties hereby agree that (i) Grantor shall hold, process, sell, license, use or consume Collateral in connection with the manufacturing or processing of finished goods, and/or otherwise Dispose of inventory for fair consideration, all in the ordinary course of Grantor’s business, but not, without limitation, by way of, directly or indirectly, sales or other Dispositions to creditors or in bulk, or sales or other Dispositions occurring under circumstances which would or could create any Lien or interest adverse to Lender’s Liens on any such Collateral or other rights hereunder in the proceeds resulting therefrom; and (ii) Grantor may receive from account debtors any and all amounts due as proceeds of the Collateral at Grantor’s sole Cost and Expense and liability.

11.            INSURANCE.

  11.1     Maintenance of Insurance.

11.1.1           Grantor shall, and hereby covenants and agrees to, maintain in force with financially sound and reputable insurers (selected by Grantor and reasonably acceptable to Lender, and none of whom are Affiliates of Grantor) property and casualty insurance on all Collateral against such risks, casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas (and/or as may otherwise be reasonably required by Lender from time to time pursuant to the provisions this Agreement, the Loan Agreement and/or any other of the Loan Documents). Such insurance shall in all events be in such minimum amounts such that Grantor will not be deemed a co-insurer under applicable insurance laws, regulations and policies, and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to Lender. All such policies of insurance now or hereafter maintained by Grantor pursuant to this Agreement and all other of Loan Documents shall at all times be payable to Lender as its interest may appear in the event of loss and, unless any such other Loan Documents expressly provide with respect to any specified types or policies of insurance, shall name Lender as additional insured and loss payee pursuant to a valid lender’s loss payable clause. No loss under any policies of insurance now or hereafter maintained by Grantor pursuant to any Loan Documents shall be adjusted without Lender’s express prior written consent and approval in each instance, and all such policies of insurance shall provide in writing that they shall not be canceled without first providing at least twenty (20) days’ prior written notice of cancellation to Lender.

11.1.2           Grantor hereby acknowledges and agrees that if all or any part of the Collateral is now, or at any time after the Effective Date will be, located in an area with special flood hazards, Grantor shall be required to obtain on or before the Closing (or, as the case maybe, the upon which Grantor executes and delivers this Agreement), and maintain at all times while any of the Obligations are outstanding, flood insurance in such amounts as Lender may reasonably require. Grantor shall deliver to Lender copies of any such policies of flood insurance and all renewals thereof and, if Lender so requires in its sole but reasonable discretion, written evidence of Grantor’s payment of any premiums with respect to any such flood insurance.

11.1.3           On or before the execution and delivery hereof, Grantor shall provide to Lender one or more certificates, binders or policies of insurance evidencing compliance with the insurance requirements set forth herein and in the Loan Agreement. In the event that Grantor fails to provide evidence of such insurance, Lender may, at its option, secure such insurance and charge any and all Costs and Expenses associated therewith to Grantor, which such Costs and Expenses shall be due and payable to Lender (or its designee) immediately upon demand therefor and, until paid in full in cash, shall bear interest at the Default Rate, and shall be Indebtedness constituting a part of the Obligations secured by the Liens hereof. Upon the occurrence of any unwaived Event of Default, Lender is hereby authorized—but Lender is not in any way obligated—and Grantor hereby expressly authorizes Lender, upon not less than twenty (20) days’ prior written notice to Grantor, to cancel any insurance maintained pursuant to this Agreement and apply any returned or unearned premiums, all of which shall be and hereby are assigned to Lender, toward payment of any Indebtedness constituting all or any part the Obligations.

11.2         Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other Persons with an interest having priority in the property covered thereby, so long as no unwaived Event of Default has occurred, and to the extent that the amount of such proceeds is less than $50,000.00, be disbursed to Grantor for direct application by Grantor solely to the repair or replacement of Grantor’s property so damaged or destroyed; and, provided that no unwaived Event of Default exists, Lender shall (i) disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as Lender may prescribe in its sole but reasonable discretion, for direct application by Grantor solely to the repair or replacement of Grantor’s property so damaged or destroyed, or (ii) apply all or any part of such proceeds to the repayment of the Indebtedness constituting the Obligations (or any part thereof) following the occurrence of any unwaived Event of Default.

11.3         Continuation of Insurance. In the event of any failure by Grantor to obtain and continually maintain insurance as herein provided (and/or as may be provided under any other of the Loan Documents), Lender may, at its option (but without obligation unless otherwise expressly required by applicable law), obtain such insurance and charge the amount thereof to Grantor, which such amount shall be due and payable to Lender (or its designee) immediately upon demand therefor and, until paid in full in cash, shall bear interest at the Default Rate, and shall be Indebtedness constituting a part of the Obligations secured by the Liens hereof. Grantor expressly acknowledges and agrees that, if Grantor fails to purchase and/or renew any such insurance required hereunder and/or under any other of the Loan Documents, such failure constitutes an express Event of Default hereunder, and under all other of the Loan Documents, for which no grace period of any kind is applicable and/or provided.

12.         COLLATERAL PRESERVATION.

12.1        Preservation Costs and Expenses. In Lender’s sole discretion, if Grantor fails to do so, Lender may and is hereby authorized to discharge taxes and other Liens at any time levied or placed on any Collateral, and make repairs thereto and pay any necessary filing fees and/or insurance premiums in connection (directly or indirectly) therewith, and otherwise to make any Protective Advance; provided, however, that Lender shall have no obligation to whatsoever to make any such expenditures or Protective Advances, nor shall the making thereof be construed as a waiver or cure in connection with any Event of Default hereunder and/or under any other of the Loan Documents. Grantor shall and hereby agrees to reimburse Lender immediately upon demand for all Costs and Expenses incurred by Lender in connection with the matters contemplated by the immediately preceding sentence, and such Costs and Expenses shall bear interest at the Default Rate from the date of such demand until paid in full.

12.2        Lender’s Obligations and Duties Regarding Preservation. Notwithstanding anything herein to the contrary, Grantor shall remain obligated and liable under each contract, agreement or instrument constituting Collateral to be observed or performed by Grantor thereunder. Lender shall not have any obligation or liability under any such contract, agreement or instrument by reason of or arising out of this Agreement, any other of the Loan Documents or the receipt by Lender of any payment relating to any of the Collateral; nor shall Lender be obligated in any manner to perform any of the obligations of Grantor under or pursuant to any such contract, agreement or instrument, to make inquiry as to the nature or sufficiency of any payment received by Lender in respect of the Collateral or as to the sufficiency of any performance by any Person under any such contract, agreement or instrument, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to Lender or to which Lender may be entitled at any time or times. Lender’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC of the State or any other state or jurisdiction where any such Collateral is located, shall be to deal with such Collateral in the same manner as Lender deals with similar property for its own account. Lender shall not be deemed to have assumed any liability or responsibility to Grantor or any third Person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Grantor by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting such Lien on the Collateral, or by releasing any Collateral to Grantor, shall not be deemed to have assumed any obligation or liability to any supplier or account debtor or to any other third Person, and Grantor shall and hereby agrees to, at Grantor’s sole Cost and Expense, indemnify, defend and hold harmless Lender and each other Indemnified Party in respect to any claim or proceeding (including, without limitation, any and all Costs and Expenses relating to any such claim or proceeding) arising out of any matter referred to in this Section 12.2.

13.         NOTICE TO PERSONS OBLIGATED ON COLLATERAL. Upon the occurrence of any unwaived Event of Default that is not waived or cured in accordance with Section 15.8 below, Grantor shall, at the request and option of Lender (exercisable in Lender’s sole discretion), notify account debtors and other Persons obligated on any of the Collateral of the Lien of Lender on any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to Lender or to any financial institution and/or other Person(s) designated by Lender as Lender’s agent therefor, and Lender may itself, without demand upon Grantor (the same being hereby expressly waived by Grantor), so notify account debtors and other Persons obligated on Collateral; provided, however, that Lender shall simultaneously provide Grantor with copies of any such notices to account debtors as and when the same are sent. After the making of such a request or the giving of any such notification, Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Grantor as trustee for the benefit of Lender without commingling the same with other funds of Grantor, and Grantor shall turn the same over to Lender in the identical form received, together with any and all necessary endorsements or assignments. Lender shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by Lender to the Obligations then due and owing and/or for which Lender has otherwise made demand for satisfaction and/or payment of, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

14.          DEFAULT. As used in this Agreement, “Event of Default” shall have the meaning and definition ascribed to such term in the Loan Agreement, and such term and its meaning are incorporated herein by this reference. Grantor hereby expressly acknowledges and agrees that the Loan Documents are cross- defaulting instruments, and that the occurrence of any Event of Default under this Agreement shall constitute a default (or, as the case may be, an “Event of Default”) under all of the Loan Documents, irrespective of whether any such Loan Documents explicitly so state.

15.          RIGHTS AND REMEDIES.

15.1        Rights and Remedies Generally. Upon the occurrence of any unwaived Event of Default, Lender, to the maximum extent that Grantor could lawfully do so, and without presentment, demand, notice, protest or advertisement of any kind, shall have the rights and remedies of a secured party under the UCC of the state, commonwealth or other jurisdiction in which any Collateral is located, together with any additional rights and remedies as may be provided by applicable law and/or by the terms of any agreement, instrument or other document between the Parties, including, without limitation, the right to take possession of the Collateral, and for that purpose Lender may: (i) so far as Grantor can lawfully give authority therefor, enter onto, occupy and use any premises owned by Grantor and/or in which Grantor has any interest whatsoever on which any Collateral may be situated and remove the same therefrom; (ii) without presentment, demand, notice, protest or advertisement of any kind, require Grantor to assemble the Collateral in a single location at a place to be designated by Lender in its reasonable discretion and make the Collateral at all times secure and available to Lender at Grantor’s sole Cost and Expense; and (iii) sell, lease, assign and/or deliver the whole or any part of the Collateral (whether alone or in conjunction with any other property of Grantor, irrespective of whether real or personal), at commercially reasonable public or private sale, for cash, upon credit and/or for future delivery, and allocate the sale proceeds or leases among the items of Collateral sold without the necessity of any such Collateral being present at any such sale, or in view of prospective purchasers thereof.

15.2        Power of Attorney.

15.2.1         Appointment and Powers of Lender. Grantor hereby irrevocably constitutes and appoints Lender as Grantor’s true and lawful attorney, with full power of substitution, at the sole Cost and Expense of Grantor but for the sole benefit of Lender, upon the occurrence of any unwaived Event of Default that is not waived or cured in accordance with Section 15.8 below, (i) to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the inventory and other Collateral; (ii) to enforce collection of the Collateral, either in its own name or in the name of Grantor, including, without limitation, executing releases or waivers, compromising or settling with any account debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; (iii) to receive, open and dispose of all mail addressed to Grantor and to take therefrom any remittances or proceeds of Collateral on which Lender has a Lien; (iv) to notify applicable Governmental Authorities (including, without limitation, any postal office) to change the address for delivery of mail addressed to Grantor to such address as Lender shall designate; (v) to endorse the name of Grantor in favor of Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; (vi) to sign and endorse the name of Grantor on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; (vii) to sign the name of Grantor on any notice of any account debtors or on verification of the Collateral; (viii) if Grantor’s authorization given in this Agreement is not sufficient, to file such financing statements, and any such amendments and continuations with respect thereto, with or without Grantor’s signature (or a photocopy of this Agreement in substitution for a financing statement, as Lender may deem appropriate), and to execute in Grantor’s name on any such financing statements, continuations and/or amendments which may require Grantor’s signature, in order to perfect or protect Lender’s security interests and other Liens; (ix) to file and prosecute registration and transfer applications with the appropriate Governmental Authorities with respect to any Intellectual Property Collateral; and (x) upon written notice to Grantor, to exercise voting rights with respect to voting Equity Interests constituting Collateral, which rights may be exercised, if Lender so elects, with a view toward causing the liquidation of assets of the issuer of any such Equity Interests.

15.2.2      Ratification of Actions Done or Taken. To the extent not expressly prohibited by applicable law (and, if so prohibited, then to the maximum extent permitted thereby), Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of the power of attorney granted under this Section 15.2. Said power of attorney is a power coupled with an interest and is irrevocable until all of the Obligations have been Indefeasibly Satisfied.

15.2.3      No Duty Upon Lender. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty and/or obligation upon it to exercise any such powers. Lender shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees, attorneys, representatives, Affiliates and/or other Indemnified Parties shall be responsible to Grantor for any act or failure to act, except for Lender’s own gross negligence or willful misconduct.

15.3        Lender’s Sale of Collateral. If notice of any sale contemplated by this Article 15 is legally required under applicable law, and unless the Collateral is perishable, threatens to decline speedily in value or is of a type customarily sold on any recognized market, Lender shall give Grantor at least ten (10) days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. Grantor hereby expressly acknowledges and agrees that ten (10) days’ prior written notice of such sale or sales shall, in all events, be commercially reasonable notice. Upon any such sale, Lender may become the purchaser of the whole or any part of the Collateral sold, discharged from any and all claims and free from any right of redemption. In case of any such sale by Lender of all or any part of the Collateral on credit, and/or for future delivery, such Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof. Lender shall incur no liability in case of the failure of the purchaser to take possession and pay for the Collateral so sold. In case of any such failure, the said Collateral may be resold in Lender’s sole discretion. Any Collateral remaining unsold after being offered at public auction may be abandoned and/or disposed of for no consideration in such manner as Lender deems appropriate in its sole discretion.

15.4        Proceeds of Collection or Sale; Expenses. Grantor shall and hereby agrees to pay to Lender, immediately upon demand, any and all Costs and Expenses incurred or paid by or charged to Lender or any other Indemnified Party in protecting, preserving or enforcing any one or more of Lender’s various and cumulative rights and remedies hereunder or under any other of the Loan Documents with respect to, or directly or indirectly in connection with, all or any part of the Collateral, including, without limitation, any such Costs and Expenses so incurred, paid or charged in connection with any collection, sale, assignment, transfer or other disposition of all or any part of the Collateral contemplated by this Article 15. After deducting all of said Costs and Expenses, the balance (if any) of any proceeds of collection, sale or other disposition of all or any part of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Lender may determine in its sole discretion (subject to Requirements of Law), with proper allowance and provision being made for any Obligations not then due and/or for which Lender has not otherwise made demand for the payment and/or satisfaction of. Upon the Indefeasible Satisfaction of all Obligations, and after making any payments required by §§9-608(a)(1)(C) or 9-615(a)(3) of the UCC of the State or of any other relevant jurisdiction, any excess (if any) shall be returned to Grantor. Unless and until the Obligations shall be Indefeasibly Satisfied, Grantor shall and hereby expressly agrees to be and remain liable for the entirety of any deficiency, and hereby promises to pay to Lender the full amount of such deficiency in cash immediately upon Lender’s demand therefor, and confirms and agrees that, until so paid in full and in cash, such amount shall bear interest at the Default Rate, be Indebtedness constituting a part of the Obligations, and be secured by the security interests and Liens hereof and of the other Security Instruments.

15.5          Set-off. Lender may, and is hereby authorized by Grantor at any time and from time to time, to the fullest extent permitted by applicable law and without advance notice to Grantor (any such notice being hereby expressly waived by Grantor), to (i) receive any income from any Equity Interests constituting Collateral and hold such income as additional Collateral, and/or set-off against and apply all or any part such income to the Obligations in priority and manner as Lender deems advisable in its sole discretion; and (ii) set-off and apply any and all cash collateral at any time held by Lender as security for any Obligations, and any other Indebtedness, deposits, credits or other sums at any time owing by Lender to, or for the credit or the account of, Grantor, against all or any part of the Obligations, whether now or at any time hereafter existing, whether or not any such Obligations have matured and irrespective of whether Lender has exercised any other rights that Lender has or may have with respect to any such Obligations, including without limitation, any acceleration rights. Lender agrees within a commercially reasonable time, to notify Grantor in writing after any such set-off and application; provided, however, that any failure by Lender to give such written notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 15.5 are in addition to, but not a limitation of, all other rights and remedies which Lender may have hereunder or under any provisions of any other Loan Documents, or otherwise at law and/or in equity, and expressly, without limitation, other rights of set-off.

15.6          Intellectual Property. Upon the occurrence of any unwaived Event of Default that is not waived or cured in accordance with Section 15.8 below, and upon the written demand of Lender at any time thereafter, Grantor shall execute and deliver to Lender an assignment or assignments of any or all of the Intellectual Property Collateral and such other documents and take such other actions as are necessary or appropriate to carry out the intent and purposes hereof. Within five (5) Business Days of written notice thereafter from Lender, Grantor shall make available to Lender, to the extent within Grantor’s power and authority, such personnel in Grantor’s employ on the date of the Event of Default as Lender may reasonably designate to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by Grantor under the Intellectual Property Collateral, and such persons shall be available to perform their prior functions on Lender’s behalf.

15.7          Rights and Remedies Cumulative. Grantor hereby acknowledges that all rights and remedies of Lender with respect to the Obligations and/or the Collateral, whether evidenced hereby or by any other instrument or papers (including, without limitation, any of the Loan Documents), and/or as otherwise conferred by any Requirements of Law, shall be cumulative and may be exercised singularly, alternatively, successively, simultaneously or concurrently at such time or at such times as Lender deems expedient in its sole discretion. Upon the occurrence of any unwaived Event of Default that is not waived or cured in accordance with Section 15.8 below, the rights, powers and privileges provided in this Article 15 and all other remedies available to Lender under this Agreement and/or any other of the Loan Documents, and/or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not the Indebtedness of constituting the Obligations and secured by the Loan Documents shall be due and payable, and irrespective of whether Lender shall have instituted any foreclosure proceedings or other action for the enforcement of its rights under the Note and/or any other of the Loan Documents.

15.8          Enforcement; Non-Waiver; All Waivers in Writing. Lender shall have the right at any and all times to enforce the provisions of this Agreement and/or any other of the Loan Documents in accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. No action, inaction or omission of Lender under this Agreement shall be deemed to constitute or establish a “course of performance or dealing” that would require Lender to so act or refrain from acting in any particular manner at a later time under similar or dissimilar circumstances. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to such provisions, or as having in any way or manner modified or waived the same, and no delay or omission on the part of Lender in exercising any of its rights or remedies under any Loan Documents shall operate as a waiver of such rights or remedies or a waiver of any other rights or remedies. Lender shall not be deemed to have waived any of its rights and remedies under this Agreement, under any other of the Loan Documents or otherwise in respect of any of the Obligations or the Collateral, and no Event of Default or demand shall be waived (nor deemed waived) by Lender, except and unless such waiver is in writing and signed by a duly authorized officer of Lender, and which writing makes explicit reference to the right, remedy, Event of Default or demand so waived. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Grantor hereby confirms, acknowledges and agrees that no notice to or demand on Grantor in any one case, instance or circumstance shall entitle Grantor to any other or further notice or demand in any similar or other case, instance or circumstance.

15.9          Commercially Reasonable Action. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Grantor hereby expressly acknowledges and agrees that it is not (and shall hereafter not be) commercially unreasonable for Lender: (i) to fail to incur any costs, expenses and/or disbursements reasonably deemed significant by Lender to prepare all or any part of the Collateral for disposition or otherwise to fail to complete any raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain any third Person consents for access to all or any part of the Collateral to be disposed of, or to obtain or, if not required by other applicable law, to fail to obtain any Governmental Authority or third Person consents for the collection or disposition of all or any part of the Collateral to be collected or disposed of; (iii) to fail to exercise any collection remedies against account debtors or other third Persons obligated on all or any part of the Collateral or to fail to remove any Liens on or against all or any part of the Collateral; (iv) to exercise collection remedies against account debtors and other Persons obligated on all or any part of the Collateral directly or through the use of collection agencies and any other collection specialists; (v) advertise any dispositions of all or any part of the Collateral through any publications or media of general circulation (including, without limitation, through and/or with any advertisements or any brokers appearing or doing business, or holding auctions, on the Internet), whether or not all or any part of the Collateral is of a specialized nature; (vi) contact any other third Persons, whether or not in the same business as Grantor, for expressions of interest in acquiring all or any portion of the Collateral; (vii) hire one or more professional auctioneers to assist in the disposition of all or any part of the Collateral, whether or not all or any part of the Collateral is of a specialized nature; (viii) dispose of all or any part of the Collateral by utilizing one or more Internet sites that provide for the auction of assets of the types included in such Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (ix) dispose of any assets in wholesale rather than retail markets; (x) disclaim any disposition warranties to the maximum extent such warranties are capable of being, and or permitted to be, disclaimed by applicable law; (xi) purchase any insurance and/or credit enhancements to insure Lender against risks of loss, collection or disposition of all or any part of the Collateral and/or to provide to Lender a guaranteed return from the collection or disposition of all or any part of the Collateral; and/or (xii) the extent deemed appropriate by Lender, to obtain any services of any brokers, investment bankers, consultants, attorneys and/or other professionals to assist Lender in the collection or disposition of all or any part of the Collateral.

15.10          Non-Exhaustive Actions. Grantor hereby expressly acknowledges that the purpose of Section 15.9 above is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC of the State or any other relevant jurisdiction in Lender’s exercise of remedies against all or any part of the Collateral, and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in such Section 15.9. Without limitation upon the foregoing, nothing contained in Section 15.9 above shall be construed to grant any rights to Grantor, or to impose any duties and/or obligations on Lender, that would not have been granted or imposed by this Agreement or any other of the Loan Documents, and/or by applicable law, in the absence of such Section 15.9.

16.           CERTAIN WAIVERS; RELIANCE; CONFIRMATIONS.

16.1        Obligations Absolute.

16.1.1          Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description, kind or nature, and Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any Lien on any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lender may deem advisable in its sole discretion. Grantor further hereby waives any and all suretyship defenses.

16.1.2           Grantor hereby confirms, acknowledges and agrees that Lender shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 12.2 above, and that all obligations of Grantor hereunder shall be absolute and unconditional irrespective of: (i) any illegality or lack of validity or enforceability of any Obligation or any Loan Document or any related agreement or instrument; (ii) any change in the time, place or manner of payment of, or in any other term of, the Obligations or any other obligation of any Obligor under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Obligations resulting from any extension of additional credit, permitted Overadvance or otherwise; (iii) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any Guaranty; (iv) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Obligations; (v) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (vi) any change, restructuring or termination of the corporate structure, ownership or existence of any Corporate Obligor or any of its Subsidiaries, or any Insolvency Proceeding affecting Borrower or its assets or any resulting release or discharge of any Obligations; (vii) any failure of Lender to disclose to any Obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to such Lender; Grantor waiving any duty of Lender to disclose such information; (viii) the failure of any other Person to execute or deliver this Agreement (including any joinder and/or counterpart signature page hereto) or any other agreement or the release or reduction of liability of Grantor or other grantor or surety or Obligor with respect to the Obligations; (ix) the failure of Lender to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise; (x) any defense, set-off or counterclaim (other than a defense of payment in cash) that may at any time be available to, or be asserted by, Borrower or any other Obligor against Lender; or (xi) any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Loan or any existence of or reliance on any representation by Lender that might vary the risk of Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Obligor.

16.2           Marshaling. Lender shall not be required to marshal any present or future collateral security (including, without limitation, the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not expressly prohibited by applicable law (and, if so prohibited, then to the maximum extent permitted thereby), Grantor hereby expressly confirms and agrees that Grantor will not invoke or attempt to avail itself of any law relating to the marshaling of collateral and/or which might cause delay in or impede the enforcement or exercise of any Lender’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations, or under which any of the Obligations is outstanding, or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that Grantor may lawfully do so, and Grantor hereby irrevocably waives the benefits of all such laws.

16.3          Waiver of Hearing Prior to Enforcement. To the extent not expressly prohibited by applicable law (and, if so prohibited, then to the maximum extent permitted thereby), Grantor hereby expressly waives any and all rights that it may now or hereafter have to a judicial hearing in advance of the enforcement of any of Lender’s rights and remedies hereunder, including, without limitation, Lender’s right, following the occurrence of any Event of Default that is unwaived (and which is not waived or cured in accordance with Section 15.8 above), to take immediate possession of the Collateral and to exercise its various and cumulative rights and remedies with respect thereto under this Agreement or under any other of the Loan Documents, at law and/or in equity.

16.3.1          Waiver of Automatic Stay. In the event Grantor shall at any time while any Obligations are outstanding become a “debtor” or “debtor-in-possession” under any provision of the Bankruptcy Code, whether by Grantor’s voluntary petition, or through the grant of an order for relief on an involuntary petition against Grantor, or otherwise on account of any other Insolvency Event affecting Grantor that constitutes an Event of Default, Grantor, to the extent not expressly prohibited by applicable law (and, if so prohibited, then to the maximum extent permitted thereby), hereby unconditionally and expressly: (i) consents to the entry of an order granting Lender relief from the (so-called) “automatic stay” provisions of the Bankruptcy Code, upon Lender’s motion, complaint or other pleading pursuant to which Lender seeks to exercise its rights to foreclose on, realize upon and/or liquidate all or any part of the collateral or security for the Obligations and apply the proceeds thereof to reduction of the Obligations; and (ii) waives any and all rights Grantor may have to object to and/or defend against such motion, complaint or other pleading, including, without limitation, any assertion or contention that Grantor, as a debtor or debtor-in-possession in any proceeding under the Bankruptcy Code, is able to provide adequate protection against any diminution in the value of any Collateral in any such proceeding. The foregoing consent to Lender’s relief from such automatic stay, and the waiver of Grantor’s rights to object, defend and/or offer any adequate protection response to any of Lender’s motions, complaints or other pleadings seeking relief from such automatic stay in any such proceeding under the Bankruptcy Code, (A) is subject to the approval of the bankruptcy court in which any such proceeding is then pending or before; and (B) each constitute material inducements to Lender to make and extend any Credit Accommodations, and which inducements and the materiality thereof Grantor hereby expressly acknowledges.

16.3.2          Waiver of Certain Damages. To extent not expressly prohibited by applicable law (and if so prohibited, then to the maximum extent permitted thereby), (i) Grantor hereby agrees not to assert, and Grantor hereby expressly waives, any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, all or any part of the Loan or the use of proceeds thereof, and/or otherwise in respect of the Obligations; and (ii) no Indemnified Party shall be liable to Grantor or any Affiliates thereof for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any other of the Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

16.4       Reliance.

16.4.1       No Reliance on Lender. Grantor hereby represents that Grantor and its officers and executives are experienced and have expertise in the business of operating and maintaining (or causing to be maintained) Grantor’s business operations and the Collateral associated and/or used in connection therewith, and confirms that neither Grantor nor any of its officers and executives are relying upon any expertise, business acumen or advice of or from Lender or any other Indemnified Party in connection with such ownership and operation.

16.4.2        Reliance by Lender. Grantor hereby confirms and acknowledges that Lender has examined and relied upon the experience and expertise of Grantor and its officers and executives in owning, operating and maintaining (or causing to be maintained) the Collateral associated and/or used in connection with Grantor’s business operations, and will continue to rely upon Grantor’s ownership of the Collateral as a means of maintaining the value thereof as security for the Indefeasible Satisfaction of the Obligations. Grantor hereby further acknowledges, and expressly confirms Grantor’s full and complete understanding, that (i) Lender has a valid interest in maintaining the value of the Collateral so as to ensure that, should any Event of Default occur in respect of the Obligations, Lender can recover all Indebtedness and other amounts owed to Lender under the Loan Documents by a sale of the Collateral; (ii) in making and/or extending any Credit Accommodations, Lender is expressly relying upon each and all of the waivers, confirmations, acknowledgments, certifications, consents and agreements, and upon the truth, accuracy and completeness of each and all of the representations and warranties, of and made by Grantor in this Article 16 in connection with Grantor’s organization, business and business operations, condition (financial or otherwise) and the Collateral, without any obligation on the part of Lender to investigate to the same, and notwithstanding any such investigation that may have been heretofore made or caused to be made by Lender; (iii) such reliance by Lender existed on the part of Lender immediately prior to the Grantor’s execution hereof (including any joinder and/or counterpart signature page hereto); (iv) such waivers, certifications, representations and warranties are a material inducement to Lender to make and/or extend any Credit Accommodations; and (v) in the absence of such waivers, certifications, representations and warranties, Lender would not be willing to make and/or extend any Credit Accommodations.

16.5       Confirmation of Document Receipt. Grantor hereby represents and warrants, and hereby certifies and acknowledges, to Lender all other of the Indemnified Parties, that Grantor has received copies of, and has read, reviewed and fully understands each and all of the terms, conditions and provisions of, this Agreement and all other of the Security Instruments, the Note, the Loan Agreement, any and all Guaranties, and any and all other now-existing Loan Documents executed by any one or more Obligors in connection with all or any part of the Obligations, the Credit Accommodations and/or the transactions contemplated by the Loan Documents.

17.          RELATION TO OTHER DOCUMENTS. The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, promissory note or other evidence of liability of any Obligor now or hereafter held by (or in favor of) Lender or any Affiliate of Lender (including, without limitation, the Intellectual Property Security Agreement or any other the Loan Documents), all of which shall be construed as complementary to each other. Nothing contained herein shall prevent Lender from enforcing any or all such other guaranties, pledges or security agreements, promissory notes or other evidences of liability in accordance with their respective terms, nor shall anything contained herein or in any such other guaranties, pledges or security agreements, promissory notes or other evidences of liability derogate from, or otherwise limit or vitiate, any of the rights or remedies of Lender hereunder or thereunder.

18.         MISCELLANEOUS.

18.1        Multiple Grantors. If at any time Grantor is comprised of more than one Person (including, without limitation, in the case of Rotmans and Vystar on the Effective Date), all of the Obligations shall be joint and several as among each and all such Persons, and each reference in any of the Loan Documents to “Grantor” shall be (and hereby is) deemed to refer to each such Person constituting Grantor individually and also to all such Persons jointly; provided, however, that the release by Lender of any one such Person shall not release any other Person obligated on account of the Obligations (whether in whole or in part), or any of them. Any and all present and future debts or obligations of any one such Person to any other Person constituting, and/or owning or holding any Equity Interests in or of, Grantor are hereby subordinated to the Indefeasible Satisfaction of all Obligations (except as may be otherwise expressly provided in any Subordination Agreement directly applicable to such debts or obligations). No Person directly, indirectly or contingently liable for any Obligations may seek contribution from any other Persons also so liable, unless and until all Obligations to Lender of the Person from whom contribution is sought shall have been Indefeasibly Satisfied; and notwithstanding the existence of any “reimbursement and indemnity agreement”, “contribution agreement” or “indemnity agreement” (or similarly-titled agreement(s) of like import and effect) privately executed between or among any such Persons (and irrespective of whether any of the same may be disclosed or undisclosed to Lender). Except as otherwise expressly provided in a writing signed by a duly authorized officer of Lender, the release or compromise by Lender of any Collateral or security for the Loan or any other Credit Accommodations (whether now or hereafter existing or arising) shall not release any such Person directly, indirectly or contingently liable for all or any part of the Obligations.

18.2        Duration; Termination and Release.

18.2.1        The terms and conditions of, and the Liens granted by Grantor to Lender pursuant to, this Agreement (and any other of the Loan Documents to which Grantor is a party and/or to which it or any of its property is otherwise bound) shall continue in full force and effect until all Obligations are Indefeasibly Satisfied. Upon the Indefeasible Satisfaction of all Obligations, Lender shall, upon the written request and at the sole and exclusive Cost and Expense of Grantor, provide Grantor with written authority (signed by a duly authorized officer of Lender) to file with any one or more applicable Governmental Authorities any applicable termination statements or other filings as are reasonably necessary or advisable to evidence the termination of the Liens created hereby.

18.2.2        If any of the Collateral shall be Disposed of by Grantor in a transaction expressly permitted by the Loan Agreement and the other Loan Documents, then the Lien created pursuant to this Agreement in such Collateral shall be released, and Lender shall, upon the written request and presentation by, and at the sole and exclusive Cost and Expense of, Grantor, execute all releases and other documents reasonably necessary or advisable for the release of the Liens created hereby on such Pledged Collateral; provided that Borrower shall provide to Lender evidence of such transaction’s compliance with the Loan Agreement and the other Loan Documents as Lender shall reasonably request. At the request and sole Cost and Expense of Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor are sold, transferred or otherwise Disposed of in a transaction permitted by the Loan Agreement; provided that Borrower shall have delivered to Lender, at least ten (10) Business Days (or such shorter period reasonably acceptable to Collateral Agent) prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification signed by a Responsible Officer of Borrower stating that such transaction is in compliance with the Loan Agreement and the other Loan Documents.

18.3       Recitals; Incorporation. All of the Recitals, together with any and all capitalized and defined terms and their respective meanings set forth therein and in the preamble to this Agreement, and any and all Exhibits, Schedules and/or other addenda or attachments hereto (whether now or hereafter, and as any of the same may from time to time be amended or otherwise modified in any respect), are all hereby incorporated into this Agreement, and made a part hereof, by this reference. Grantor hereby represents and warrants to Lender that all of the Recitals are true and correct in all material respects.

18.4       Indemnification. All of the provisions, consents, acknowledgments, covenants, agreements, indemnifications and waivers set forth and made in Section 11.2 of the Loan Agreement (entitled “Indemnification”) shall apply to this Agreement (and, in the case of any such consents, acknowledgments, covenants, agreements, indemnifications and waivers made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein.

18.5       Costs and Expenses. All of the provisions, consents, acknowledgments, covenants, agreements and/or waivers (as the context may provide) set forth and made in Section 11.5 of the Loan Agreement (entitled “Costs and Expenses”) shall apply to this Agreement (and, in the case of any such consents, acknowledgments, covenants, agreements and/or waivers made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein.

18.6       Survival. In addition to any provisions hereof which, by their express terms, are intended to survive the execution and delivery of this Agreement, and the Indefeasible Satisfaction of the Obligations, all covenants, agreements, representations and warranties made by Grantor (or otherwise deemed made by Grantor by express incorporation and reference) in this Agreement pertaining to and/or arising under the as-incorporated provisions of Sections 18.4 and 18.5 above, or otherwise in connection with the matters contemplated thereby, shall survive the execution and delivery of this Agreement and the payment in full of the Loan.

18.7       Construction and Interpretation. Each and all of the consents, confirmations, acknowledgments and agreements set forth and made, and all rules of construction and interpretation set forth, in Section 11.11 of the Loan Agreement (entitled “Construction; Ambiguity; Interpretation”) shall apply to this Agreement (and, in the case of any such consents, confirmations, acknowledgments and agreements made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder (if any) shall be prepared, in accordance with GAAP as in effect from time to time and applied on a consistent basis.

18.8        Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

18.9        Binding Effect; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon Grantor and its successors and permitted assigns, and (ii) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and each of its respective successors, transferees and assigns and their respective officers, directors, employees, affiliates, agents, advisors and controlling Persons; provided that, Grantor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the express prior written consent of Lender and any attempted assignment or transfer without such consent shall in all events be null and void. Without limiting the generality of the foregoing subclause (ii), Lender may assign or otherwise transfer any Obligations (including, without limitation, any Indebtedness constituting any Obligations) held by it and secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender, herein or otherwise, subject to the provisions of the Loan Agreement.

18.10         Integration; Amendment. This Agreement, together with any and all exhibits, schedules and other addenda hereto (all of which are hereby expressly incorporated into this Agreement by this reference), and all other Loan Documents executed and delivered in connection herewith, is intended by the Parties as the final, complete and exclusive statement with respect to the transactions contemplated hereby and thereby. All prior or contemporaneous promises, agreements and understandings, whether oral, written, electronically transmitted or otherwise, are hereby expressly deemed to be superseded by this Agreement and all such other Loan Documents executed in connection herewith, and no Party is relying on any promise, agreement or understanding not set forth in this Agreement or in such other Loan Documents. No modification or amendment of this Agreement or of any other Loan Document shall be effective, and the same shall be null and void, unless the same shall be expressly approved in writing by Lender, and, in any event, be made in writing and signed by each of the Parties.

18.11         Counterparts; Reproductions; Electronic Signatures. This Agreement, and any amendments, waivers, consents or supplements hereto, may be executed in counterparts (and by different Parties in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. All of the confirmations, acknowledgments and agreements set forth and made in Section 11.17 of the Loan Agreement (entitled “Counterparts, Reproductions; Electronic Signatures”) shall apply to this Agreement (and, in the case of any such confirmations, acknowledgments and agreements made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein.

18.12         Governing Law. This Agreement and the obligations arising hereunder shall at all times be governed by, and construed in accordance with, the laws of the State, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state, country, province or jurisdiction. All of the provisions, consents, acknowledgments, agreements and waivers set forth and made in Section 11.18 of the Loan Agreement (entitled “Governing Law; Jurisdiction and Venue”) shall apply to this Agreement (and, in the case of any such consents, acknowledgments, covenants, agreements and/or waivers made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein.

18.13         JURY TRIAL WAIVER. EXCEPT AS EXPRESSLY PROHIBITED BY APPLICABLE LAW (AND, IF SO PROHIBITED, THEN TO THE MAXIMUM EXTENT PERMITTED THEREBY), EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THE OBLIGATIONS, ANY COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER OF THE LOAN DOCUMENTS, AND/OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT OR OTHERWISE, AND WHETHER BY CLAIM, COUNTERCLAIM OR OTHERWISE. EACH PARTY HEREBY: (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED TO IT, WHETHER EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION; (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO EXECUTE AND DELIVER THIS LOAN DOCUMENT AND ALL OTHER OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY (OR TO WHICH IT IS OTHERWISE BOUND) BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 18.13; AND (C) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.

18.14        Independent Counsel. All of the representations, confirmations, agreements and acknowledgments set forth and/or made by in Section 11.22 of the Loan Agreement (entitled “Independent Counsel”) shall apply to this Agreement (and, in the case of any such representations, confirmations, agreements and acknowledgments made by Borrower in such Section, Grantor hereby confirms that the same shall be and hereby are deemed expressly and independently made by Grantor in this Agreement) and are incorporated herein by this reference, mutatis mutandis, as if fully set forth herein.

18.15        Relationship of the Parties. For the avoidance of doubt, and for purposes of this Agreement and all other of the Loan Documents, the Parties each hereby acknowledge and agree that (i) neither Grantor nor any other of the Obligors, nor any of Grantor’s or any other of the Obligors’ respective Affiliates, shall ever be deemed to be an Indemnified Party; (ii) the relationship between Lender and Grantor is only that of a secured party and debtor, respectively; and (iii) Grantor and the other Obligors and all of their respective Affiliates on the one hand, and Lender and its respective Affiliates on the other hand, are not (and shall not hold themselves out to be) agents, employees, joint venturers, Affiliates and/or partners of each other.

18.16        Notices. All notices, demands, requests, consents or approvals required, permitted, contemplated or desired to be given hereunder (each, for purposes of this Section 18.16, a “Notice”) shall be in writing—and shall be made and deemed to have been validly served, given or delivered—in accordance with the provisions of Section 11.14 of the Loan Agreement (entitled “Notices”), which such Section and all of the provisions thereof shall apply to this Agreement and are all incorporated herein by this reference, mutatis mutandis, as if fully set forth herein; provided, however, that (i) with respect any Grantor other than Borrower, such Grantor’s address for any Notice shall be the respective address ascribed to Grantor in the preamble to this Agreement, or on any counterpart signature page or joinder hereto; and (ii) Lender shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder.

[Remainder of Page Intentionally Left Blank; Lender’s and the

Grantors’ Respective Signature Pages, and Exhibits, Follow]

IN WITNESS WHEREOF, Lender caused this Agreement to be executed and delivered by its duly authorized signatory as an instrument under seal as of the Effective Date.

LENDER:
Fidelity Co-Operative Bank
Witness:

By:
Witness Signature	Name:	Sally A. Buffum
Witness Name:	Title:	Senior Vice President

Lender’s Signature Page To:

Master Security Agreement

Fidelity Bank

Murida Furniture Co., Inc., Vystar Corporation & Affiliated Grantors

IN WITNESS WHEREOF, the undersigned Borrower, in such capacity and in its capacity as a “Grantor” hereunder, has caused this Agreement to be executed and delivered by its duly authorized signatory as an instrument under seal as of the Effective Date.

BORROWER:
Murida Furniture Co., Inc.
Witnesses:

By:
Witness Signature	Name:	Steven Rotman
Witness Name:	Title:	President

Borrower (Rotmans’) Signature Page To:

Master Security Agreement

Fidelity Bank

Murida Furniture Co., Inc., Vystar Corporation & Affiliated Grantors

IN WITNESS WHEREOF, the undersigned Borrower, in such capacity and in its capacity as a “Grantor” hereunder, has caused this Agreement to be executed and delivered by its duly authorized signatory as an instrument under seal as of the Effective Date.

BORROWER:
Vystar Corporation
Witnesses:

By:
Witness Signature	Name:	Steven Rotman
Witness Name:	Title:	President & CEO

Borrower (Vystar’s) Signature Page To:

Master Security Agreement

Fidelity Bank

Murida Furniture Co., Inc., Vystar Corporation & Affiliated Grantors

EXHIBIT A

PERFECTION CERTIFICATE(S)

[Immediately Follows This Page]

Exhibit A To:

Master Security Agreement

Fidelity Bank

Murida Furniture Co., Inc., Vystar Corporation & Affiliated Grantors

EXHIBIT B

INTELLECTUAL PROPERTY SECURITY AGREEMENT

[Immediately Follows This Page]

Exhibit B To:

Master Security Agreement

Fidelity Bank

Murida Furniture Co., Inc., Vystar Corporation & Affiliated Grantors